Exhibit 10.4

CLASS W-1 WARRANT NO. 001

CLASS W-1 WARRANT TO PURCHASE CLASS A COMMON STOCK

ENDI CORP.

Common Share Warrants or Warrant Securities: 1,800,000                                                                                                                                                                                               Issue Date: August 11, 2022

THIS CLASS W-1 WARRANT TO PURCHASE CLASS A COMMON STOCK (the “Class W-1 Warrant”) certifies that, for value received, COHANZICK MANAGEMENT, L.L.C., or its assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after August 11, 2022 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the five (5) year anniversary of the Initial Exercise Date (the “Termination Date”), but not thereafter, to subscribe for and purchase from ENDI Corp., a corporation formed under the laws of the State of Delaware (the “Company”), up to 1,800,000 shares of Class A Common Stock, par value $0.0001 per share, of the Company (interchangeably, the “Common Shares or “Warrant Securities”), as subject to adjustment hereunder. The purchase price of one Common Share under this Class W-1 Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Common Share Equivalents” means any securities of the Company or its subsidiaries that would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are then quoted on the OTCQB or OTCQX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on the OTCQB or OTCQX and if prices for Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of the Common Shares as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a)         Exercise of the purchase rights represented by this Class W-1 Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise Form annexed hereto. Within two (2) Business Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Common Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Partial exercises of this Class W-1 Warrant resulting in purchases of a portion of the total number of Warrant Securities available hereunder shall have the effect of lowering the outstanding number of Warrant Securities purchasable hereunder in an amount equal to the applicable number of Warrant Securities purchased. The Holder and the Company shall maintain records showing the number of Warrant Securities purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder, by acceptance of this Class W-1 Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Securities hereunder, the number of Warrant Securities available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)         Exercise Price. The exercise price per Common Share under this Class W-1 Warrant shall be $8.00, subject to adjustment hereunder (the “Exercise Price”).

c)         Cashless Exercise. This Class W-1 Warrant may also be exercised at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive the number of Warrant Securities equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =

the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Class W-1 Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Class W-1 Warrant, as adjusted hereunder; and
(X) =

the number of Warrant Securities that would be issuable upon exercise of this Class W-1 Warrant in accordance with the terms of this Class W-1 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Securities are issued in such a “cashless exercise,” the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Securities shall take on the registered characteristics of the Class W-1 Warrants being exercised, and the holding period of the Class W-1 Warrants being exercised may be tacked on to the holding period of the Warrant Securities. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, if the Holder has not delivered a Notice of Exercise to the Company in accordance with Section 2(a) on or before the Termination Date, this Class W-1 Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c) on the Termination Date.

d)         Mechanics of Exercise.

i.         Delivery of Warrant Securities Upon Exercise. The Company shall cause the Warrant Securities purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Securities to or resale of the Warrant Securities by Holder, or (B) the Warrant Securities are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and, in either case, the Warrant Securities have been sold by the Holder prior to the Warrant Securities Delivery Date (as defined below), and otherwise in book-entry form or by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) business days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Securities Delivery Date”). If the Warrant Securities can be delivered via DWAC, the transfer agent shall have received from the Company, at the expense of the Company, any legal opinions or other documentation required by it to deliver such Warrant Securities without legend (subject to receipt by the Company of reasonable back up documentation from the Holder, including with respect to affiliate status) and, if applicable and requested by the Company prior to the Warrant Securities Delivery Date, the transfer agent shall have received from the Holder a confirmation of sale of the Warrant Securities (provided the requirement of the Holder to provide a confirmation as to the sale of Warrant Securities shall not be applicable to the issuance of unlegended Warrant Securities upon a cashless exercise of this Class W-1 Warrant if the Warrant Securities are then eligible for resale pursuant to Rule 144(b)(1)). The Warrant Securities shall be deemed to have been issued, and Holder or any other person so designated to be named herein shall be deemed to have become a holder of record of such Common Shares for all purposes, as of the date the Class W-1 Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(iii) prior to the issuance of such Common Shares, having been paid.

ii.         Delivery of New Warrants Upon Exercise. If this Class W-1 Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Class W-1 Warrant certificate, at the time of delivery of the Warrant Securities, deliver to the Holder a new Class W-1 Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Securities called for by this Class W-1 Warrant, which new Class W-1 Warrant shall in all other respects be identical with this Class W-1 Warrant.

iii.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Class W-1 Warrant. If, by reason of any adjustment made pursuant to Section 3, a Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv.         Charges, Taxes and Expenses. Issuance of Warrant Securities shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Securities, all of which taxes and expenses shall be paid by the Company, and such Warrant Securities shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Securities are to be issued in a name other than the name of the Holder, this Class W-1 Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Securities.

v.         Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Class W-1 Warrant, pursuant to the terms hereof.

vi.         Signature. This Section 2 and the exercise form attached hereto set forth the totality of the procedures required of the Holder in order to exercise this Class W-1 Warrant. Without limiting the preceding sentences, no ink-original exercise form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any exercise form be required in order to exercise this Class W-1 Warrant. No additional legal opinion, other information or instructions shall be required of the Holder to exercise this Class W-1 Warrant. The Company shall honor exercises of this Class W-1 Warrant and shall deliver Common Shares underlying this Class W-1 Warrant in accordance with the terms, conditions and time periods set forth herein.

Section 3. Certain Adjustments.

a)         Stock Dividends and Splits. If the Company, at any time while this Class W-1 Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Class W-1 Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of Common Shares issuable upon exercise of this Class W-1 Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Class W-1 Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of clarification, the Exercise Price of this Class W-1 Warrant will not be adjusted in the event that the Company or any subsidiary thereof, as applicable, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or Common Share Equivalents, at an effective price per share less than the Exercise Price then in effect.

b)         Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Class W-1 Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

c)         Fundamental Transaction. If, at any time while this Class W-1 Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their Common Shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which all outstanding Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any exercise of this Class W-1 Warrant, the Holder shall have the right to receive, for each Warrant Security that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable by holders of Common Shares as a result of such Fundamental Transaction for each Common Share for which this Class W-1 Warrant or the Warrant Securities is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2 on the exercise of this Class W-1 Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Shares in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Class W-1 Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Class W-1 Warrant in accordance with the provisions of this Section 3(c) pursuant to written agreements prior to or during such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Class W-1 Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Class W-1 Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Class W-1 Warrant (without regard to any limitations on the exercise of this Class W-1 Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Class W-1 Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Class W-1 Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Class W-1 Warrant with the same effect as if such Successor Entity had been named as the Company herein.

d)         Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

e)         Notice to Holder.

i.         Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly send to the Holder (either via mail or e-mail) a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Securities and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special non-recurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by mail, facsimile or email to the Holder at its last mailing address, facsimile number or email address as it shall appear upon the Warrant register of the Company, at least five (5) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice required to be provided hereunder constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Class W-1 Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.         Transfer of Warrant.

a)         Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Class W-1 Warrant and all rights hereunder (including, without limitation, any registration rights, but subject to the terms of the applicable registration rights agreement) are transferable, in whole or in part, upon surrender of this Class W-1 Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Class W-1 Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Class W-1 Warrant or Class W-1 Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Class W-1 Warrant evidencing the portion of this Class W-1 Warrant not so assigned, and this Class W-1 Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Class W-1 Warrant to the Company unless the Holder has assigned this Class W-1 Warrant in full, in which case, the Holder shall surrender this Class W-1 Warrant to the Company within five (5) trading days of the date on which the Holder delivers an assignment form to the Company assigning this Class W-1 Warrant in full. The Class W-1 Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Class W-1 Warrant Securities without having a new Class W-1 Warrant issued.

b)         New Warrants. This Class W-1 Warrant may be divided or combined with other Class W-1 Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Class W-1 Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Class W-1 Warrant or Class W-1 Warrants in exchange for the Class W-1 Warrant or Class W-1 Warrants to be divided or combined in accordance with such notice. All Class W-1 Warrants issued on transfers or exchanges shall be identical with this Class W-1 Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Class W-1 Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Class W-1 Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)         Transfer Restrictions. If, at the time of the surrender of this Class W-1 Warrant in connection with any transfer of this Class W-1 Warrant, the transfer of this Class W-1 Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Section 4(a)(1) of the Securities Act or Rule 144 thereunder, the Company may require, as a condition of allowing such transfer, that the Holder provide evidence reasonably satisfactory to the Company that such transfer is pursuant to a valid exemption from registration under the Securities Act.

Section 5. Miscellaneous.

a)         No Rights as Stockholder Until Exercise. Without prejudice to the rights granted to the Holder under this Class W-1 Warrant or any other securities of the Company held by the Holder, this Class W-1 Warrant does not entitle the Holder to any rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)         Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Class W-1 Warrant or any certificate relating to the Warrant Securities, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Class W-1 Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Class W-1 Warrant or stock certificate, if mutilated, the Company will make and deliver a new Class W-1 Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Class W-1 Warrant or stock certificate.

c)         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)         Authorized Shares.

The Company covenants that, during the period the Class W-1 Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of Common Shares to provide for the issuance of the Warrant Securities upon the exercise of any purchase rights under this Class W-1 Warrant. The Company further covenants that its issuance of this Class W-1 Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Securities upon the exercise of the purchase rights under this Class W-1 Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Securities may be issued as provided herein without violation of any applicable law or regulation ,or of any requirements of the Trading Market upon which the Warrant Securities may be listed. The Company covenants that all Common Shares which may be issued upon the exercise of the purchase rights represented by this Class W-1 Warrant will, upon exercise of the purchase rights represented by this Class W-1 Warrant and payment for such Common Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Class W-1 Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Class W-1 Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Common Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Class W-1 Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Class W-1 Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Securities for which this Class W-1 Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)         Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Class W-1 Warrant shall be determined in accordance with the laws of the State of Delaware.

f)         Restrictions. The Holder acknowledges that the Warrant Securities acquired upon the exercise of this Class W-1 Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)         Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Class W-1 Warrant, if the Company willfully and knowingly fails to comply with any provision of this Class W-1 Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)         Notices. Any notice or other communication to be given hereunder shall be in writing and mailed or telecopied to such party at the address or number set forth below:

If to the Company, to:

ENDI Corp.
2400 Old Brick Road, Suite 115
Glen Allen, Virginia 23060
Attention: Alea Kleinhammer

If to the Holder, to:

Cohanzick Management, L.L.C.
427 Bedford Road
Pleasantville, New York 10570
Attention: David Sherman

i)         Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Class W-1 Warrant to purchase Warrant Securities, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Share or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)         Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Class W-1 Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Class W-1 Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)         Successors and Assigns. Subject to applicable securities laws, this Class W-1 Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Class W-1 Warrant are intended to be for the benefit of any Holder from time to time of this Class W-1 Warrant and shall be enforceable by the Holder or holder of Common Shares.

l)         Amendment. This Class W-1 Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)         Severability. Wherever possible, each provision of this Class W-1 Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Class W-1 Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Class W-1 Warrant.

n)         Headings. The headings used in this Class W-1 Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Class W-1 Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Class W-1 Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ENDI CORP.

By:	/s/ Alea Kleinhammer
Name: Alea Kleinhammer
Title: Chief Financial Officer

[Signature Page to Class W-1 Common Share Warrant]

NOTICE OF EXERCISE

TO:	ENDI CORP.

(1)         The undersigned hereby elects to purchase ______________________ shares of Class A Common Stock of ENDI CORP. pursuant to the terms of the attached Class W-1 Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of (check applicable box):

☐         in lawful money of the United States; or

☐         if permitted the cancellation of such number of shares of Class A Common Stock as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Class W-1 Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)         Please register and issue said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

_____________________________

The shares of Class A Common Stock shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_____________________________

_____________________________

(4)         Accredited Investor. If the Class W-1 Warrant is being exercised via cash exercise, the undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [______________] all of or [__________] shares of the foregoing Class W-1 Warrant and all rights evidenced thereby are hereby assigned to

___________________________________________________ whose address is _________________________________________________________________________________________.

Dated: ______________, __________

Holder's Signature: __________________________

Holder's Address: __________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Class W-1 Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Class W-1 Warrant.